Exhibit 10

March 11, 2019

Blackstone Infrastructure Advisors L.L.C.

345 Park Avenue

New York, NY 10154

Attention: John G. Finley

Email: john.finley@blackstone.com

Ladies and Gentlemen:

Reference is made to that certain Purchase Agreement (“Purchase Agreement”), dated as of January 30, 2019, by and among Tallgrass Energy Holdings, LLC, a Delaware limited liability company (“Holdings”), the other sellers named therein (together with Holdings, each a “Seller” and collectively, the “Sellers”), Prairie GP Acquiror LLC, a Delaware limited liability company (“GP Acquiror”), Prairie ECI Acquiror LP, a Delaware limited partnership (“Up-C Acquiror 1”), Prairie VCOC Acquiror LP, a Delaware limited partnership (“Up-C Acquiror 2” and, together with Up-C Acquiror 1, “Up-C Acquirors”), and Prairie Non-ECI Acquiror LP, a Delaware limited partnership (“Class A Acquiror” and, together with GP Acquiror and Up-C Acquirors, each an “Acquiror” and collectively, the “Acquirors”), and David G. Dehaemers, Jr., John T. Raymond and Frank J. Loverro, in their respective capacities as Seller Representatives (each, a “Seller Representative” and collectively, the “Seller Representatives”). Each capitalized term used herein but not defined shall have the meaning ascribed to such term in the Purchase Agreement.

The purpose of this letter agreement (this “Side Letter”) is to confirm the understanding of the Sellers and the Acquirors with respect to certain matters related to the Purchase Agreement. Accordingly, in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

1.    Moler Trust. The William R. Moler Revocable Trust, under trust agreement dated August 27, 2013 (“Moler Trust”) will not sell any of its Class A Shares under the Purchase Agreement and is no longer a Party to, or bound by the terms and obligations of, the Purchase Agreement for any purpose. Accordingly, all references to the “Moler Trust” in the Purchase Agreement (including the exhibits thereto) are hereby omitted.

2.    DGD Class A Shares. The David G. Dehaemers, Jr. Revocable Trust, a revocable trust under trust agreement dated April 26, 2006 (“DGD Trust”), will not sell any of its Class A Shares under the Purchase Agreement and all references to the “DGD Class A Shares” in the Purchase Agreement are hereby omitted. DGD Trust shall remain a Seller under the Purchase Agreement with respect to its Up-C Interests as set forth on Schedule 2.1 hereto.

3.    Seller Notes. Promissory Notes will not be issued by Class A Acquiror, Up-C Acquiror 1 or Blackstone Infrastructure Partners V L.P. to certain of the Sellers at Closing, or otherwise in connection with the Purchase Agreement. Accordingly, all references to “Seller Notes” and “Exhibit D” in the Purchase Agreement are hereby omitted.

4.    Purchase Price and Other Schedules.

a.	Schedule 2.1 to the Purchase Agreement is hereby replaced in its entirety with the new Schedule 2.1 attached hereto;

b.	The reference in the fifth recital to the Purchase Agreement to “26,339,528” TE Units, shall be changed to “21,751,018”;

c.	The reference in Section 2.1 of the Purchase Agreement to an aggregate Purchase Price of “$3,272,860,010”, shall be changed to “$3,213,161,149”;

d.	Schedule A-1 to the Purchase Agreement is hereby replaced in its entirety with the new Schedule A-1 attached hereto; and

e.	Schedule 6.12(b) to the Purchase Agreement is hereby replaced in its entirety with the new Schedule 6.12(b) attached hereto.

5.    Wires. Notwithstanding anything to the contrary in the Purchase Agreement, each Seller acknowledges and agrees that the payments at the Closing made pursuant to the funds flow attached hereto as Exhibit E satisfy the Acquirors’ payment obligations under Section 2.1 of the Purchase Agreement.

6.    Effect of Side Letter. Except as otherwise expressly provided herein, all of the respective terms and conditions of the Purchase Agreement remain unchanged and continue in full force and effect. In the case of any conflict between this Side Letter and the Purchase Agreement, the terms of this Side Letter will govern. This Side Letter shall be deemed to be in full force and effect from and after the execution of this Side Letter by the parties.

7.    Governing Law. This Side Letter shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

8.    Counterparts. This Side Letter may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

2

If the foregoing correctly sets forth your understanding of our agreement with respect to the matters above, please indicate your acceptance and approval below.

Very truly yours,

TALLGRASS ENERGY HOLDINGS, LLC

By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
Chief Executive Officer and President

TALLGRASS KC, LLC

By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
Manager

/s/ David G. Dehaemers, Jr.
DAVID G. DEHAEMERS, JR., TRUSTEE OF THE DAVID G. DEHAEMERS, JR. REVOCABLE TRUST, UNDER TRUST AGREEMENT DATED APRIL 26, 2006

TALLGRASS HOLDINGS, LLC

By:	EMG Fund II Management, LP,
its manager

By:	EMG Fund II Management, LLC,
its general partner

By:	/s/ John T. Raymond
John T. Raymond
Chief Executive Officer

Signature Page to Side Letter re: Purchase Agreement

KIA VIII (RUBICON), L.P.

By:	KIA VIII (Rubicon) GP, L.P.,
its general partner

By:	Kelso GP VIII, LLC,
its general partner

By:	/s/ James J. Connors, II
James J. Connors, II
Managing Member

KEP VI AIV (RUBICON), LLC

By:	/s/ James J. Connors, II
James J. Connors, II
Managing Member

Signature Page to Side Letter re: Purchase Agreement

HOBBS VENTURES LLC

By:	/s/ Charles Scott Hobbs
Name:	Charles Scott Hobbs
Title:	Manager

HOBBS FAMILY FOUNDATION

By:	/s/ Charles Scott Hobbs
Name:	Charles Scott Hobbs
Title:	President

WYLIE VENTURES, LLC

By:	/s/ Forrest Wylie
Name:	Forrest Wylie
Title:	President

/s/ Cathy Harry Grills
CATHY HARRY GRILLS

MATAGATOR FOUNDATION

By:	/s/ Forrest Wylie
Name:	Forrest Wylie
Title:	Trustee

Signature Page to Side Letter re: Purchase Agreement

Acknowledged and agreed:

ACQUIRORS:

PRAIRIE GP ACQUIROR LLC

By: Prairie Non-ECI Acquiror LP, its sole member

By: BIP Holdings Manager L.L.C., its general partner

By:	/s/ Sean Klimczak

Name:	Sean Klimczak
Title:	Senior Managing Director

PRAIRIE ECI ACQUIROR LP

By: BIP Holdings Manager L.L.C., its general partner

By:	/s/ Sean Klimczak

Name:	Sean Klimczak
Title:	Senior Managing Director

PRAIRIE VCOC ACQUIROR LP

By: BIP Holdings Manager L.L.C., its general partner

By:	/s/ Sean Klimczak

Name:	Sean Klimczak
Title:	Senior Managing Director

PRAIRIE NON-ECI ACQUIROR LP

By: BIP Holdings Manager L.L.C., its general partner

By:	/s/ Sean Klimczak

Name:	Sean Klimczak
Title:	Senior Managing Director

Signature Page to Side Letter re: Purchase Agreement

Acknowledged and agreed:

/s/ William R. Moler
WILLIAM R. MOLER, TRUSTEE OF THE WILLIAM R. MOLER REVOCABLE TRUST UNDER TRUST AGREEMENT DATED AUGUST 27, 2013

Signature Page to Side Letter re: Purchase Agreement